HORIZON ENERGY COMPLETES REBRANDING

GULFPORT, MS – July 31, 2013 – Horizon Energy Corp. (OTCQB:HORI) is pleased to announce that it has completed its rebranding efforts. On June 19, 2013 FINRA approved the request to change the company’s name from Solar America Corp. to Horizon Energy Corp. The Company has been issued HORI as its new trading symbol.

“As we broaden our focus beyond our existing solar business model we felt it was in the best interest of our shareholders to rebrand the company in a fashion that allows for flexibility as we expand our participation in the race for American energy independence,” stated Robert Bludorn, Chairman and CEO. “We look forward to sharing our vision for the future of Horizon Energy over the coming weeks.”

About Horizon Energy Corporation

Horizon Energy Corporation common stock is traded under the symbol HORI.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements that include the words "believes," "expects," "anticipate" or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the company to differ materially from those expressed or implied by such forward-looking statements. In addition, description of anyone's past success, either financial or strategic, is no guarantee of future success. This news release speaks as of the date first set forth above and the company assumes no responsibility to update the information included herein for events occurring after the date hereof.

Media Contacts:

Horizon Ebergy Corp.

Robert Bludorn ■ 337.214.0097